Exhibit 99.2

FOR IMMEDIATE RELEASE:

FINANCIAL CONTACT:	MEDIA CONTACT:
Anoori Naughton	Allison Kleinfelter
anaughton@hersheys.com	akleinfelter@hersheys.com
ark Pogharian Kirk Saville
THE HERSHEY COMPANY ANNOUNCES PRICING OF
$500,000,000 4.550% NOTES DUE 2028,
$500,000,000 4.750% NOTES DUE 2030,
$500,000,000 4.950% NOTES DUE 2032
and
$500,000,000 5.100% NOTES DUE 2035

HERSHEY, Pa., February 19, 2025 — The Hershey Company (“Hershey” or the “Company”) (NYSE: HSY) announced today the pricing of its offering of $500,000,000 of 4.550% notes due 2028, $500,000,000 of 4.750% notes due 2030, $500,000,000 of 4.950% notes due 2032 and $500,000,000 of 5.100% notes due 2035 (the “Notes Offering”) in a public offering. The Company intends to use the net proceeds of the Notes Offering to repay all of its outstanding 0.900% Senior Notes due 2025 and 3.200% Senior Notes due 2025, as well as certain outstanding short-term commercial paper borrowings, plus in each case, accrued and unpaid interest thereon, pay fees and expenses related to the offering and for general corporate purposes.

A registration statement relating to the Notes Offering has been filed with the U.S. Securities and Exchange Commission and is effective. This press release shall not constitute an offer to sell or an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes Offering may be made only by means of a prospectus supplement and the accompanying prospectus.

Copies of the prospectus supplement and the accompanying prospectus for the Notes Offering may be obtained by contacting BofA Securities, Inc., NC1-002-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, Attention: Prospectus Department, email: dg.prospectus_requests@bofa.com, toll-free: 1 (800) 294-1322; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, toll-free: 1 (800) 831-9146, email: prospectus@citi.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, email: prospectus-eq_fi@jpmchase.com; RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, NY 10281 toll-free: 1 (866) 375-6829, fax: 1 (212) 428-6308, email:

rbcnyfixedincomeprospectus@rbccm.com; and U.S. Bancorp Investments, Inc., 214 North Tryon Street, 26th Floor, Charlotte, NC 28202, Attention: Debt Capital Markets, toll-free: 1 (877) 558-2607.

About The Hershey Company
The Hershey Company is headquartered in Hershey, Pa., and is an industry-leading snacks company known for making more moments of goodness through its iconic brands, remarkable people and enduring commitment to doing the right thing for its people, planet, and communities. Hershey has more than 20,000 employees in the U.S. and worldwide who work daily to deliver delicious, high-quality products. Hershey has more than 90 brand names in approximately 80 countries, including Hershey’s, Reese’s, Kisses, Kit Kat®, Jolly Rancher, Twizzlers and Ice Breakers, and salty snacks including SkinnyPop, Pirates Booty and Dot’s Homestyle Pretzels.

For over 130 years, Hershey has been committed to operating fairly and ethically. The candy and snack maker’s founder, Milton Hershey, created the Milton Hershey School in 1909, and since then, Hershey has focused on helping children succeed through equitable access to education.

Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Many of these forward-looking statements can be identified by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would,” among others. These statements are made based upon current expectations that are subject to risk and uncertainty. Because actual results may differ materially from those contained in the forward-looking statements, you should not place undue reliance on the forward-looking statements when deciding whether to buy, sell or hold the Company’s securities. Factors that could cause results to differ materially include, but are not limited to: disruptions or inefficiencies in our supply chain due to the loss or disruption of essential manufacturing or supply elements or other factors; issues or concerns related to the quality and safety of our products, ingredients or packaging, human and workplace rights, and other environmental, social or governance matters; changes in raw material and other costs, along with the availability of adequate supplies of raw materials and the Company’s ability to successfully hedge against volatility in raw material pricing; the Company’s ability to successfully execute business continuity plans to address changes in consumer preferences and the broader economic and operating environment; selling price increases, including volume declines associated with pricing elasticity; market demand for our new and existing products; increased marketplace competition; failure to successfully execute and integrate acquisitions, divestitures and joint ventures; changes in governmental laws and regulations, including taxes; political, economic, and/or financial market conditions, including with respect to inflation, rising interest rates, slower growth or recession, and other events beyond our control such as the impacts on the business arising from the conflict between Russia and Ukraine; risks and uncertainties related to our international operations; disruptions, failures or security breaches of our information technology infrastructure and that of our customers and partners (including our suppliers); our ability to hire, engage and retain a talented global workforce, our ability to realize expected cost savings and operating efficiencies associated with strategic initiatives or restructuring programs; complications with the design, implementation or usage of our new enterprise resource planning system, including the ability to support post-implementation efforts and maintain enhancements, new features or modifications; and such other matters as discussed in our Annual Report on Form 10-K for the year ended December 31, 2024 and our other filings with the U.S. Securities and Exchange Commission from time to time. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.